UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, DC 20549

FORM 8-K
CURRENT REPORT
PURSUANT TO SECTION 13 OR 15(d) OF THE
SECURITIES EXCHANGE ACT OF 1934

Date of Report
October 1, 2005
(Date of earliest event reported)
IVAX Corporation
(Exact name of registrant as specified in its charter)

Florida	1-09623	16-1003559

(State or other jurisdiction of incorporation or organization)	(Commission File Number)	(IRS Employer Identification No.)

4400 Biscayne Boulevard, Miami, Florida		33127

(Address of principal executive offices)		(Zip Code)
(305) 575-6000
(Registrant’s telephone number, including area code)
Not Applicable
(Former name or former address, if changed since last report)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐  Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
☐  Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
☐  Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
☐   Pre-commencement communications pursuant to Rule 13e4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 2.04	Triggering Events That Accelerate or Increase a Direct Financial Obligation or an Obligation under an Off-Balance Sheet Arrangement
     On October 1, 2005, the 1.875% Convertible Senior Notes due 2024 (the “1.875% Notes”) of IVAX Corporation (“IVAX”) became convertible because the last reported sale price of the IVAX’ common stock for at least 20 consecutive trading days during the 30 consecutive trading day period ending September 30, 2005 was greater than 120% of the conversion price in effect on September 30, 2005. As a result the 1.875% Notes are convertible during the fiscal quarter ending December 31, 2005, at a rate of 48.1301 shares of IVAX’ common stock per $1,000 principal amount of 1.875% Notes, which is equal to a conversion price of approximately $20.78 per share. The conversion rate is subject to adjustment in the manner provided for in the indenture governing the 1.875% Notes. In general, upon conversion, the holder of each 1.875% Note will receive the conversion value of the 1.875% Note payable in cash up to the principal amount of the 1.875% Note and the amount of the 1.875% Notes’ conversion value in excess of such principal amount will be payable in shares of IVAX’ common stock. There is currently $333 million in aggregate principal amount of 1.875% Notes outstanding. It is not presently possible to predict the amount of 1.875% Notes, if any, that may be converted, and as a result IVAX is not presently able to determine the amount of cash that IVAX may be required to pay to holders electing to convert their 1.875% Notes or the number of shares of IVAX common stock that may be issued upon any such conversions. Any determination regarding the convertibility of the 1.875% Notes during future periods will be made in accordance with the terms of the Indenture governing the 1.875% Notes.
Item 9.01 Financial Statements and Exhibits
     (d) Exhibits

Exhibit No.	Description

99.1	Press Release dated October 3, 2005
99.2	Notice of Convertibility dated October 3, 2005
Except for historical information contained herein, the matters discussed in this Current Report on Form 8-K contain forward-looking statements within the meaning of Section 27A of the Securities Act of 1933, as amended and Section 21E of the Securities Exchange Act of 1934, as amended, that involve substantial risks and uncertainties. When used in this Current Report on Form 8-K, the words “expects,” “may,” “will” and similar expressions identify certain of such forward-looking statements. Actual results, performance, or achievements could differ materially from those contemplated, expressed, or implied by the forward-looking statements contained herein. These forward-looking statements are based largely on the expectations of IVAX and are subject to a number of risks and uncertainties that are subject to change based on factors which are, in many instances, beyond IVAX’ control. These include, but are not limited to, risks and uncertainties associated with: the amount of 1.875% Notes surrendered for conversion; IVAX’ ability to pay principal on the 1.875% Notes upon conversion; and other risk factors detailed in reports filed by IVAX with the Securities and Exchange Commission. IVAX cautions that the foregoing factors are not exhaustive.

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, the registrant has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

IVAX CORPORATION
By:	/s/ Steven D. Rubin
Steven D. Rubin
Senior Vice President, General Counsel and Secretary

Dated: October 3, 2005

3